Exhibit 99.1

HRG GROUP, INC.
Unaudited Pro Forma Condensed Consolidated Financial Information

On August 23, 2016, subsidiaries of HRG Group, Inc. (the “Company”) completed the previously announced sale of Compass Production Partners (the “Compass Sale”) to an affiliate of Mountain Capital Management, a newly formed Houston based energy private equity firm (“Mountain Capital”). More specifically, on August 23, 2016, pursuant to the Purchase and Sale Agreement, dated July 1, 2016, HGI Energy Holdings, LLC and HGI Energy (Compass) Holding Corporation, each wholly owned subsidiaries of the Company (together, “HGI Energy”), sold to Mountain Capital all of their interests in Compass Production GP, LLC, Compass Production Partners, LP and their respective subsidiaries (collectively, “Compass”) for a cash purchase price (the “Purchase Price”) of $145.0 million. The proceeds received by HGI Energy from the Compass Sale were reduced by the outstanding balance of Compass’ existing credit facility of $125.2 million. Following the completion of the Compass Sale, the Company no longer owns, directly or indirectly, any oil and gas properties.
Simultaneously with the completion of the Compass Sale, HGI Energy’s $100.0 million notional aggregate amount of notes held by two of the Company’s affiliates were canceled and replaced with $92.0 million notional aggregate amount of new notes of HGI Energy (the “Energy Notes Exchange”), HGI Energy was recapitalized with an equity contribution of $110.0 million to satisfy its future obligations, and a portion of the new notes of HGI Energy were transferred from one Company affiliate to the other as further described below (the “Energy Notes Transfer” and together with the Energy Notes Exchange, the “Energy Notes Exchange and Transfer”).
Earlier in the fiscal year, on December 1, 2015, Compass completed the sale of its oil and gas interests located in the Holly, Waskom and Danville Fields in East Texas and North Louisiana (the “HWD Asset Sale” and together with the Compass Sale and the Energy Notes Exchange and Transfer, the “Energy Transactions”) for a total amount of $153.4 million. The Company accounted for the HWD Asset Sale in accordance with Accounting Standard Codification (“ASC”) Topic 932, Extractive Activities - Oil and Gas and recorded a gain on sale of oil and natural gas assets of $105.6 million for the nine months ended June 30, 2016. The Holly, Waskom and Danville Fields did not represent all or substantially all of Compass’ full-cost method assets at the time and, as a result, the operations associated with these assets were historically presented as continuing operations in the Company’s condensed consolidated statements of operations.
The disposal resulting from the Compass Sale represents all of the remaining oil and gas properties that were accounted for using the full-cost method as of June 30, 2016. The Company’s interest in Compass met all of the held for sale criteria required by ASC Topic 360, Property, Plant and Equipment (“ASC 360”) on July 1, 2016, subsequent to the end of the Company’s third fiscal quarter of 2016.
Because the Compass Sale was not reflected as discontinued operations in the Company’s historical financial statements for the fiscal years ended September 30, 2015, 2014 and 2013 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2015 and for the nine months ended June 30, 2016 in the Company’s Form 10-Q. Provided in this report are unaudited pro forma results of operations for the respective periods that present the effect of discontinued operations in those periods.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 is presented as if the Energy Transactions had occurred on June 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2015, 2014 and 2013 and the nine months ended June 30, 2016 are presented as if the Energy Transactions had occurred on October 1, 2012.
The estimated net gain resulting from the consummation of the Compass Sale is included as an adjustment to retained earnings on the unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 and is not reflected as an adjustment in the unaudited pro forma condensed consolidated statements of operations.
This unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s Annual Report on Form 10–K for the year ended September 30, 2015 and our Form 10–Q for the nine months ended June 30, 2016, as filed with the Securities and Exchange Commission (the “SEC”).
The following unaudited pro forma condensed consolidated financial information is derived from the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management.
This unaudited pro forma condensed consolidated financial information is provided for illustrative purposes only and is not necessarily indicative of the results of operations that would have occurred had the disposition been effected on the assumed dates, nor is it necessarily indicative of our future operating results.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(As of June 30, 2016, in millions)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
ASSETS
Investments	$50.7	$—		$50.7
Cash and cash equivalents	487.5	14.4	a, b	501.9
Funds withheld receivables	1,661.0	(46.0)	c	1,615.0
Receivables, net	658.3	(6.3)	a	652.0
Inventories, net	842.3	—		842.3
Deferred tax assets	279.3	—		279.3
Properties, including oil and natural gas properties, net	639.1	(114.1)	a	525.0
Goodwill	2,479.7	—		2,479.7
Intangibles	2,399.6	—		2,399.6
Other assets	148.4	(1.1)	a	147.3
Assets of business held for sale	26,164.9	(4.0)	c	26,160.9
Total assets	$35,810.8	$(157.1)		$35,653.7

LIABILITIES AND EQUITY
Insurance reserves	$1,752.1	$—		$1,752.1
Debt	5,944.5	(173.4)	a, c	5,771.1
Accounts payable and other current liabilities	902.4	(15.2)	a	887.2
Employee benefit obligations	87.5	—		87.5
Deferred tax liabilities	815.3	(5.5)	l	809.8
Other liabilities	64.3	(22.3)	a	42.0
Liabilities of business held for sale	24,556.1	—		24,556.1
Total liabilities	34,122.2	(216.4)		33,905.8

Commitments and contingencies

HRG Group, Inc. shareholders' equity:
Common stock, $0.01 par; 500,000.0 thousand shares authorized; 200,690.6 thousand shares issued and outstanding at June 30, 2016.	2.0	—		2.0
Additional paid-in capital	1,447.1	—		1,447.1
Accumulated deficit	(1,024.6)	59.3	d	(965.3)
Accumulated other comprehensive income	130.9	—		130.9
Total HRG Group, Inc. shareholders' equity	555.4	59.3		614.7
Noncontrolling interest	1,133.2	—		1,133.2
Total shareholders' equity	1,688.6	59.3		1,747.9
Total liabilities and equity	$35,810.8	$(157.1)		$35,653.7
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the nine months ended June 30, 2016, in millions, except per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net consumer and other product sales	$3,790.0	$—		$3,790.0
Oil and natural gas	36.0	(36.0)	e	—
Net investment income	53.3	—		53.3
Net investment gains	64.6	—		64.6
Insurance and investment product fees and other	6.2	—		6.2
Total revenues	3,950.1	(36.0)		3,914.1
Operating costs and expenses:
Cost of consumer products and other goods sold	2,355.8	—		2,355.8
Oil and natural gas direct operating costs	35.4	(35.4)	e	—
Benefits and other changes in policy reserves	74.3	—		74.3
Selling, acquisition, operating and general expenses	947.8	(20.6)	e	927.2
Impairments and bad debt expense	106.5	(93.3)	e	13.2
Amortization of intangibles	70.5	—		70.5
Total operating costs and expenses	3,590.3	(149.3)		3,441.0
Operating income	359.8	113.3		473.1
Interest expense	(291.7)	8.7	f	(283.0)
Gain on sale of oil and gas properties	105.6	(105.6)	g	—
Other expense, net	(1.7)	—		(1.7)
Income from continuing operations before income taxes	172.0	16.4		188.4
Income tax benefit	(15.0)	—	h	(15.0)
Net income from continuing operations	187.0	16.4		203.4
Less: Net income attributable to the noncontrolling interest	108.3	(0.1)	i	108.2
Net income from continuing operations attributable to controlling interest	$78.7	$16.5		$95.2

Net income per common share from continuing operations attributable to controlling interest:
Basic	$0.40	$0.08	j	$0.48
Diluted	$0.39	$0.08	j	$0.47
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2015, in millions, except per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net consumer and other product sales	$4,733.1	$—		$4,733.1
Oil and natural gas	107.4	(107.4)	e	—
Insurance premiums	59.8	—		59.8
Net investment income	927.2	—		927.2
Net investment losses	(104.7)	—		(104.7)
Insurance and investment product fees and other	93.1	—		93.1
Total revenues	5,815.9	(107.4)		5,708.5
Operating costs and expenses:
Cost of consumer products and other goods sold	3,050.9	—		3,050.9
Oil and natural gas direct operating costs	85.9	(85.9)	e	—
Benefits and other changes in policy reserves	625.5	—		625.5
Selling, acquisition, operating and general expenses	1,476.5	(62.0)	e	1,414.5
Impairments and bad debt expense	675.3	(485.1)	e	190.2
Amortization of intangibles	129.6	—		129.6
Total operating costs and expenses	6,043.7	(633.0)		5,410.7
Operating (loss) income	(227.8)	525.6		297.8
Interest expense	(429.7)	9.9	f	(419.8)
Gain on deconsolidation of subsidiary	38.5	—		38.5
Gain upon gaining control of equity method investment	141.2	(141.2)	k	—
Other income, net	37.0	(25.7)	e	11.3
Loss from continuing operations before income taxes	(440.8)	368.6		(72.2)
Income tax expense	71.6	—	h	71.6
Net loss	(512.4)	368.6		(143.8)
Less: Net income attributable to noncontrolling interest	44.4	1.0	i	45.4
Net loss attributable to controlling interest	$(556.8)	$367.6		$(189.2)
				—
Net loss per common share attributable to controlling interest:				—
Basic	$(2.81)	$1.86	j	$(0.95)
Diluted	$(2.81)	$1.86	j	$(0.95)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2014, in millions, except per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net consumer and other product sales	$4,449.2	$—		$4,449.2
Oil and natural gas	147.0	(147.0)	e	—
Insurance premiums	56.6	—		56.6
Net investment income	842.2	—		842.2
Net investment gains	395.3	—		395.3
Insurance and investment product fees and other	72.7	—		72.7
Total revenues	5,963.0	(147.0)		5,816.0
Operating costs and expenses:
Cost of consumer products and other goods sold	2,875.6	—		2,875.6
Oil and natural gas direct operating costs	69.6	(69.6)	e	—
Benefits and other changes in policy reserves	852.7	—		852.7
Selling, acquisition, operating and general expenses	1,332.5	(50.0)	e	1,282.5
Impairments and bad debt expense	83.9	(81.0)	e	2.9
Amortization of intangibles	179.2	—		179.2
Total operating costs and expenses	5,393.5	(200.6)		5,192.9
Operating income	569.5	53.6		623.1
Interest expense	(321.9)	7.7	f	(314.2)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(12.7)	—		(12.7)
Other expense, net	(21.7)	6.5	e	(15.2)
Income from continuing operations before income taxes	213.2	67.8		281.0
Income tax expense	111.5	—	h	111.5
Net income	101.7	67.8		169.5
Less: Net income attributable to noncontrolling interest	112.0	—		112.0
Net (loss) income attributable to controlling interest	(10.3)	67.8		57.5
Less: Preferred stock dividends, accretion and loss on conversion	73.6	—		73.6
Net loss attributable to common and participating preferred stockholders	$(83.9)	$67.8		$(16.1)

Net loss per common share attributable to controlling interest:
Basic	$(0.51)	$0.42	j	$(0.09)
Diluted	$(0.51)	$0.42	j	$(0.09)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(For the year ended September 30, 2013, in millions, except per share data)	Historical Condensed Consolidated	Pro Forma Adjustments		Pro Forma Condensed Consolidated
Revenues:
Net consumer and other product sales	$4,085.6	$—		$4,085.6
Oil and natural gas	90.2	(90.2)	e	—
Insurance premiums	58.8	—		58.8
Net investment income	734.7	—		734.7
Net investment gains	511.6	—		511.6
Insurance and investment product fees and other	62.5	—		62.5
Total revenues	5,543.4	(90.2)		5,453.2
Operating costs and expenses:
Cost of consumer products and other goods sold	2,695.3	—		2,695.3
Oil and natural gas direct operating costs	44.0	(44.0)	e	—
Benefits and other changes in policy reserves	531.8	—		531.8
Selling, acquisition, operating and general expenses	1,216.6	(36.8)	e	1,179.8
Impairments and bad debt expense	58.2	(54.3)	e	3.9
Amortization of intangibles	260.1	—		260.1
Total operating costs and expenses	4,806.0	(135.1)		4,670.9
Operating income	737.4	44.9		782.3
Interest expense	(511.9)	4.7	f	(507.2)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(101.6)	—		(101.6)
Other expense, net	(5.6)	1.2	e	(4.4)
Income from continuing operations before income taxes	118.3	50.8		169.1
Income tax expense	187.3	—	h	187.3
Net loss	(69.0)	50.8		(18.2)
Less: Net loss attributable to noncontrolling interest	(23.2)	—		(23.2)
Net (loss) income attributable to controlling interest	(45.8)	50.8		5.0
Less: Preferred stock dividends, accretion and loss on conversion	48.4	—		48.4
Net loss attributable to common and participating preferred stockholders	$(94.2)	$50.8		$(43.4)

Net loss per common share attributable to controlling interest:
Basic	$(0.67)	$0.36	j	$(0.31)
Diluted	$(0.67)	$0.36	j	$(0.31)
See accompanying notes to unaudited pro forma condensed consolidated financial statements.

HRG GROUP, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
1. Significant Accounting Policies
The Company reports a business as held for sale when management has approved or received approval to sell the business and is committed to a formal plan, the business is available for immediate sale, the business is being actively marketed, the sale is anticipated to occur during the next twelve months and certain other specified criteria are met, each in accordance with ASC 360. A business classified as held for sale is recorded at the lower of its carrying amount or estimated fair value less cost to sell. If the carrying amount of the business exceeds its estimated fair value less cost to sell, a loss is recognized. Assets and liabilities related to a business classified as held for sale are segregated in the current and prior balance sheets in the period in which the business is classified as held for sale. Transactions between the businesses held for sale and businesses held for use that are expected to continue to exist after the disposal are not eliminated to appropriately reflect the continuing operations and balances held for sale. If a business is classified as held for sale after the balance sheet date but before the financial statements are issued or are available to be issued, the business continues to be classified as held and used in those financial statements when issued or when available to be issued. The Company reports the results of operations of a business as discontinued operations if a disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results when the business is classified as held for sale, in accordance with ASC 360 and Accounting Standards Update (“ASU”) No. 2014-08, Presentation of Financial Statements (Topic 2015) and Property, Plant and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity (“ASU 2014-08”).
The guidance above does not apply to oil and gas properties that are accounted for using the full-cost method of accounting as prescribed by the SEC (Regulation S-X, Rule 4-10, Financial Accounting and Reporting for Oil and Gas Producing Activities Pursuant to the Federal Securities Laws and the Energy Policy and Conservation Act of 1975) unless the disposal represents all or substantially all of a full cost pool as a discontinued operation.
As noted above, the HWD Asset Sale did not represent all or substantially all of Compass’ full-cost method assets as of the date of the transaction and, as a result, the operations associated with these assets were historically presented as continuing operations in the Company’s condensed consolidated statements of operations. The disposal resulting from the Compass Sale represents all of the remaining oil and gas properties that were accounted for using the full-cost method as of June 30, 2016. As a result, the Company’s interest in Compass met all of the held for sale criteria required by ASC 360 on July 1, 2016, subsequent to the Company’s end of the third fiscal quarter of 2016.
The unaudited pro forma condensed consolidated balance sheet as of June 30, 2016 is presented as if the Energy Transactions had occurred on June 30, 2016. The unaudited pro forma condensed consolidated statements of operations for the years ended September 30, 2015, 2014 and 2013 and the nine months ended June 30, 2016 are presented as if the Energy Transactions had occurred on October 1, 2012.
2. Pro Forma Adjustments
(a) Adjustments to reflect the elimination of the following assets and liabilities of Compass as of June 30, 2016 (in millions):

June 30, 2016
ASSETS
Cash and cash equivalents	$5.4
Receivables, net	6.3
Properties, including oil and natural gas properties, net	114.1
Other assets	1.1
Total Assets	$126.9

LIABILITIES
Debt	$123.4
Accounts payable and other current liabilities	15.2
Other liabilities	22.3
Total Liabilities	$160.9

(b) Represents the increase in cash and cash equivalents resulting from the consideration received, less estimated expenses and repayment of debt (in millions):

Total cash consideration	$145.0
Repayment of debt plus accrued interest	125.2
Net increase in cash	$19.8
(c) Adjustment to reflect the Energy Notes Exchange and Transfer. In February 2013, in connection with the Company’s acquisition of an interest in Compass, HGI Energy entered into note purchase agreements, one of which was with Fidelity & Guaranty Life, a majority-owned subsidiary of the Company (“FGL”), for $50.0 million notional aggregate principal amount due February 14, 2021 (the “HGI Energy Note to FGL”). The remaining $50.0 million of HGI Energy’s notes was held by Front Street Re (Cayman) Ltd., a wholly-owned subsidiary of the Company (“Front Street”) and a reinsurance funds withheld account, for which Front Street bears the investment risk, and therefore eliminated in the Company’s condensed consolidated balance sheet as of June 30, 2016. Since FGL was reported as a business held for sale, the HGI Energy Note to FGL was not eliminated in the Company’s condensed consolidated balance sheet as of June 30, 2016. Upon completion of the Compass Sale, the $50.0 million HGI Energy Note to FGL was exchanged for $46.0 million notional aggregate amount of new notes of HGI Energy and subsequently transferred to a reinsurance funds withheld account, for which Front Street bears the investment risk. As a result, the adjustment to reflect the Energy Notes Exchange is a decrease in both debt and assets in business held for sale of $4.0 million. The transfer of the new notes to the reinsurance funds withheld account results in the elimination of the funds withheld receivables and debt balances as Front Street is a business held for use. As a result, the adjustment to reflect the Energy Notes Transfer is a $46.0 million decrease in both debt and funds withheld receivables.
(d) Adjustment to reflect the estimated net impact on the Company’s stockholders’ equity related to the Energy Transactions, consisting of a gain on the sale of Compass of $59.3 million and a change to the Company’s estimated alternative minimum tax liability as a result of the Compass Sale - see (l) below.
(e) Adjustments to reflect the elimination of the oil and natural gas revenues; oil and natural gas direct operating costs; other operating and general expenses; impairments of oil and natural gas properties; and other income and expenses, primarily related to derivative gains and losses attributable to Compass.
(f) Adjustment to reflect the reduction of interest expense for the effect of the repayment of amounts outstanding under the Compass Credit Agreement of $5.3 million, $9.9 million, $7.7 million and $4.7 million for the nine months ended June 30, 2016 and the years ended September 30, 2015, 2014 and 2013, respectively; as well as $3.4 million reduction in interest expense related to the Energy Notes Exchange for the nine months ended June 30, 2016. The interest expense on the HGI Energy Note to FGL was eliminated upon consolidation in the condensed consolidated statements of operations for the years ended September 30, 2015, 2014 and 2013 since FGL was presented as held for use in these respective periods.
(g) Adjustment to reflect the elimination of the gain on the HWD Asset Sale of $105.6 million for the nine months ended June 30, 2016.
(h) Compass is not directly subject to federal income taxes. Instead, its taxable income or loss is allocated to its individual partners. However due to a full valuation allowance over deferred tax assets at the Company, these losses will not impact the net deferred tax balances.
(i) Adjustment to reflect non-controlling interest in Compass’ pro forma net income adjustments using non-controlling interest factors of 0.3% and 0.2% for the nine months ended June 30, 2016 and the year ended September 30, 2015, respectively.
(j) Basic and diluted earnings per share were recalculated based on the following weighted-average common shares outstanding for the nine months ended June 30, 2016 and years ended September 30, 2015, 2014 and 2013:

	Nine Months Ended	Year Ended September 30,
(in thousands)	June 30, 2016	2015	2014	2013
Weighted-average common shares outstanding - basic	198,256	198,142	162,941	139,856
Weighted-average shares outstanding - diluted	201,443	198,142	162,941	139,856
(k) Adjustment to reflect the elimination of HGI Energy’s gain upon gaining control of an equity method investment of $141.2 million. During the year ended September 30, 2015, HGI Energy closed a transaction to buy EXCO Resources, Inc.’s remaining 25.5% economic interest in Compass that resulted in HGI Energy owning an economic interest of 99.8% in Compass and 100.0% of the ownership interests in the general partner of Compass. As a result of this transaction, Compass became a consolidated subsidiary of the Company. In accordance with ASC Topic 805, Business Combinations: Simplifying the Accounting for Measurement-Period Adjustments, if the acquirer holds a noncontrolling equity investment in the acquiree immediately before obtaining control, the acquirer must remeasure its investment to fair value as of the acquisition date and recognize any remeasurement gains or losses in earnings. Subsequent to the acquisition, the Company was the majority owner of Compass and the holder of a controlling interest. As a result, upon gaining a controlling interest the Company revalued its existing equity-method investment, recognizing a gain on the initial investment of $141.2 million primarily due to the valuation of proved developed and undeveloped oil and natural gas properties.
(l) Adjustment to reflect a decrease in the Company’s estimated alternative minimum tax liability of $5.5 million related to the expected realization of current year losses in connection with the Compass Sale.